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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): JANUARY 16, 2001

                               IPET HOLDINGS, INC.
                             (F/K/A PETS.COM, INC.)
             (Exact name of Registrant as specified in its charter)


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
        DELAWARE                                   000-29387                             94-3238684
(State or other jurisdiction of             (Commission File Number)                  (I.R.S. Employer
incorporation or organization)                                                        Identification No.)
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                                  P.O. BOX 5500
                                 ALAMO, CA 94507
               (Address of principal executive offices) (Zip code)

                                 (925) 855-2071
              (Registrant's telephone number, including area code)

           FORMER ADDRESS: 945 BRYANT STREET, SAN FRANCISCO, CA 94103 (Former name or former address, if changed since last report)


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 ITEM 5. OTHER EVENTS

     On January 16, 2001, the stockholders of the Company approved the Plan of Complete Liquidation and Dissolution of the Company and the change of corporate name from Pets.com, Inc. to IPET Holdings, Inc. On January 16, 2001, the Company filed with the Delaware Secretary of State an amendment to the Company's Certificate of Incorporation to effect the name change and a Certificate of Dissolution. The Certificate of Dissolution will take effect on Thursday, January 18, 2001. At the close of business on Thursday, January 18, 2001, the Company will close its stock transfer books, discontinue recording transfers of Common Stock, and the Company's Common Stock will be delisted from the Nasdaq Stock Market. Thereafter, certificates representing the Common Stock of the Company shall not be assignable or transferable on the books of the Company. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on January 18, 2001, and any distributions made by the Company after this date shall be made solely to the stockholders of record at the close of business on January 18, 2001.

     In addition, all officers and directors of the Company resigned on January 16, 2001, effective immediately after the stockholder meeting. Richard G. Couch of Diablo Management Group was retained by the former board of Pets.com, Inc. to act as sole director of the Company and Chief Executive Officer for IPET Holdings, Inc. Going forward, Richard Couch, through the Diablo Management Group, will handle all remaining affairs for IPET Holdings, Inc

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Exhibits. The following exhibits are filed as part of this report:

         99.1 Press Release, dated January 16, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PETS.COM, INC.
                                           (Registrant)

Date: January 16, 2001                     By: /s/ Richard G. Couch
                                               -----------------------
                                               Richard G. Couch
                                               Chief Executive Officer

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                                 EXHIBIT INDEX


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Exhibit
  No.                          Exhibit Description
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
 99.1               Press Release, dated January 16, 2001.
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